                                  EXHIBIT 99.1



VASCO REPORTS RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2005

REVENUES FOR THE THIRD QUARTER 2005 INCREASE 79% OVER Q3 2004; OPERATING INCOME INCREASES 51% OVER Q3 2004. BOTH REVENUE AND OPERATING INCOME FOR THE THIRD QUARTER 2005 ARE BEST IN THE COMPANY'S HISTORY. FINANCIAL RESULTS FOR THE PERIODS ENDED SEPTEMBER 30, 2005 AND GUIDANCE FOR FULL-YEAR 2005 TO BE DISCUSSED ON CONFERENCE CALL TODAY AT 10:00 A.M. E.D.T.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, October 27, 2005 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), today reported financial results for the third quarter and nine-months ended September 30, 2005.

Revenues for the third quarter of 2005 increased 79% to $13,272,000 from $7,400,000 in 2004 and, for the first nine months of 2005, increased 80% to $37,060,000 from $20,595,000 in 2004. Revenues for the quarter and nine months ended September 30, 2005 included $1,156,000 and $3,386,000, respectively, from AOS-Hagenuk B.V. ("AOS"), which was acquired on February 4, 2005.

Net income available to common shareholders for the third quarter of 2005 was $1,751,000, or $0.05 per diluted share, an increase of $601,000 or 52% from $1,150,000, or $0.03 per diluted share in 2004. Net income available to common shareholders for the first nine months of 2005 was $4,724,000, or $0.13 per diluted share, an increase of $2,184,000 or 86% from $2,540,000, or $0.08 per diluted share in 2004.

Financial Highlights:

     o Results reflect the eleventh consecutive quarter of operating profit and positive earnings before interest, taxes, depreciation and amortization ("EBITDA").

     o Results reflect the sixth consecutive quarter-over-quarter increase in revenue.

     o Gross profit was $8,134,000 or 61% of revenue for the third quarter and $23,403,000 or 63% of revenue for the first nine months of 2005. Gross profit was $5,156,000 or 70% of revenue for the third quarter and $14,677,000 or 71% of revenue for the first nine months of 2004.

     o Operating expenses for the third quarter and first nine months of 2005 were $5,596,000 and $16,657,000, respectively, an increase of 61% from $3,475,000 reported for the third quarter 2004 and an increase of 57% from $10,618,000 reported for the first nine months of 2004. Operating expenses from AOS for the third quarter were $586,000, including $91,000 of expense related to amortization of intangible assets resulting from the acquisition. Operating expenses included in the results for the first nine months from AOS were $1,740,000, including $313,000 of amortization expense.

     o Operating income for the third quarter and first nine months of 2005 was $2,538,000 and $6,746,000, respectively, an increase of $857,000 or 51% from $1,681,000 reported for the third quarter of 2004 and an increase of $2,687,000 or 66% from the $4,059,000 reported for the first nine months of 2004. Operating income, as a percentage of revenue, for the third quarter and first nine months of 2005 was 19.1% and 18.2%, respectively, compared to 22.7% and 19.7% for the comparable periods in 2004.

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

     o Net income for the third quarter and first nine months of 2005 was $1,751,000 and $4,738,000, respectively, and compares to income of $1,201,000 reported for the third quarter of 2004 and net income of $2,737,000 reported for the first nine months of 2004.

     o Earnings before interest, taxes, depreciation and amortization was $2,970,000 and $8,080,000 for the third quarter and first nine months of 2005, respectively, an increase of 64% from $1,806,000 reported for the third quarter of 2004 and an increase of 77% from $4,562,000 reported for the first nine months of 2004.

     o Net cash balances, cash balances less borrowing under its line of credit, at September 30, 2005 totaled $9,272,000 compared to $8,009,000 and $8,220,000 at June 30, 2005 and December 31, 2004,
          respectively.


Operational and Other Highlights:

     o Approximately 1.8 million Digipasses shipped in the third quarter 2005, an increase of more than 175% from the third quarter of 2004. For the nine months ended September 30, 2005, approximately 4.9 million Digipasses were shipped, also an increase of more than 175% over the same period in 2004.

     o VASCO won 194 new customers in Q3 2005 (27 banks and 167 corporate customers) and 570 for the first nine months of 2005. Year-to-date new customers include 68 banks and 502 corporate customers.

     o VASCO is the first company to receive Mastercard's EMV-CAP 2004 approval and the Belgian EPCI certification.

     o    VASCO and I-Flex sign solution partnership.

     o VASCO signs Online Distribution to tackle CNA market in the Middle-East.




"The results of the third quarter confirm that our strategies are working worldwide" said Ken Hunt, VASCO's CEO and Chairman. "Even though the third quarter is seasonally weak in Europe due to the holidays, the growth in revenues in other countries more than offset the seasonality in Europe, resulting in our sixth consecutive quarterly increase in revenues. Those increases in revenues have been combined with increases in operating productivity and margins. Operating income, as a percentage of revenue, increased for the third consecutive quarter to 19% of revenue."

"As a leader in the banking and financial markets, our products are being deployed in large quantities in many countries around the world" said Jan Valcke, VASCO's President and COO. "Two-factor authentication is being accepted in more and more countries and our products are setting the standard as the high-volume, high-quality, low-cost solution. The success that we have enjoyed with many of the world's largest banks give many other banks the confidence that our solutions are right for them as well. We now have over 400 banks as customers in over 100 countries. That success can also be seen in our increasing backlog of orders. As we start the fourth quarter, we have a backlog of firm orders to be shipped in the fourth quarter of $12.7 million, which is 87% higher than the $6.8 million backlog we had entering the fourth quarter of 2004."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continues to strengthen as a result of our strong operating performance. Our net cash balances at September 30, 2005 were $9,272,000, an increase of $1,263,000 or 16% from June 30, 2005 and our working capital increased approximately 24% to $12,851,000 at September 30, 2005 from $10,325,000 at June 30, 2005. Days Sales
Outstanding (DSO) in net accounts receivable increased to approximately 59 days at September 30, 2005 from 54 days at June 30, 2005."

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 27, 2005, at 10:00 a.m. EDT - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO's actual results for the periods ended September 30, 2005 and full-year 2005 guidance.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 800-322-0079
International:  +1 973 409-9258

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.



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


                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                         SEPTEMBER 30,
                                                         -----------------------------------   -----------------------------------
                                                              2005               2004               2005               2004
                                                         ----------------   ----------------   ----------------   ----------------

     Net revenues                                               $ 13,272            $ 7,400           $ 37,060           $ 20,595

     Cost of goods sold                                            5,138              2,244             13,657              5,918
                                                         ----------------   ----------------   ----------------   ----------------

     Gross profit                                                  8,134              5,156             23,403             14,677

     Operating costs:
          Sales and marketing                                      3,387              1,975             10,259              6,218
          Research and development                                   902                595              2,615              1,803
          General and administrative                               1,128                855              3,205              2,384
          Restructuring costs (recovery)                               -                (32)                 -                (32)
          Amortization of purchased intangible assets                179                 82                578                245
                                                         ----------------   ----------------   ----------------   ----------------
              Total operating costs                                5,596              3,475             16,657             10,618
                                                         ----------------   ----------------   ----------------   ----------------

     Operating income                                              2,538              1,681              6,746              4,059

     Interest income (expense), net                                  (10)                34                 32                 88
     Other income (expense), net                                     166                (45)               512                  -
                                                         ----------------   ----------------   ----------------   ----------------

     Income before income taxes                                    2,694              1,670              7,290              4,147
     Provision for income taxes                                      943                469              2,552              1,410
                                                         ----------------   ----------------   ----------------   ----------------

     Net income                                                  $ 1,751            $ 1,201            $ 4,738            $ 2,737

     Preferred stock dividends                                         -                (51)               (14)              (197)
                                                         ----------------   ----------------   ----------------   ----------------

     Net income available to common shareholders                 $ 1,751            $ 1,150            $ 4,724            $ 2,540
                                                         ================   ================   ================   ================

     Net income per common share:
          Basic                                                   $ 0.05             $ 0.04             $ 0.13             $ 0.08
                                                         ================   ================   ================   ================

          Diluted                                                 $ 0.05             $ 0.03             $ 0.13             $ 0.08
                                                         ================   ================   ================   ================

     Weighted average common shares outstanding:
          Basic                                                   35,848             32,578             35,235             31,897
                                                         ================   ================   ================   ================

          Diluted                                                 37,703             35,172             37,088             35,217
                                                         ================   ================   ================   ================


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

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                2005             2004
                                                            ------------     ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                $     11,754     $      8,220
   Accounts receivable, net                                        8,552            5,965
   Inventories, net                                                2,517            1,346
   Prepaid expenses                                                  485              791
   Deferred income taxes                                              23               23
   Foreign sales tax receivable                                      316              313
   Other current assets                                              422              464
                                                            ------------     ------------
          Total current assets                                    24,069           17,122

Property and equipment, net                                          950              838

Intangible assets, net                                             1,036            1,134
Goodwill                                                           6,637              250
Investment in SSI                                                    570              760
Other assets                                                          25              146
                                                            ------------     ------------
TOTAL ASSETS                                                $     33,287     $     20,250
                                                            ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                         $      2,951     $      3,065
   Bank borrowings                                                 2,482               --
   Deferred revenue                                                1,145              620
   Accrued wages and payroll taxes                                 1,712            1,602
   Income taxes payable                                              849              435
   Other accrued expenses                                          2,079            1,345
                                                            ------------     ------------
          Total current liabilities                               11,218            7,067
                                                            ------------     ------------
Long-term deferred warranty                                          238              152

STOCKHOLDERS' EQUITY:
   Series D convertible preferred stock                               --            1,504
   Common stock                                                       36               34
   Additional paid-in capital                                     58,934           51,825
   Deferred compensation                                            (451)              --
   Accumulated deficit                                           (35,948)         (40,672)
   Accumulated other comprehensive income (loss) -
       cumulative translation adjustment                            (740)             340
                                                            ------------     ------------
Total stockholders' equity                                        21,831           13,031
                                                            ------------     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $     33,287     $     20,250
                                                            ============     ============


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

Reconciliation of EBITDA to net income (in thousands):

                                             THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                 SEPTEMBER 30,                           SEPTEMBER 30,
                                     ------------------------------------    ------------------------------------
                                           2005               2004                 2005               2004
                                     -----------------  -----------------    -----------------  -----------------
                                                 UNAUDITED                                UNAUDITED

 EBITDA                                       $ 2,970            $ 1,806              $ 8,080            $ 4,562

 Interest (income) expense, net                    10                (34)                 (32)               (88)
 Provision for income taxes                       943                469                2,552              1,410
 Depreciation and amortization                    266                170                  822                503

                                     -----------------  -----------------    -----------------  -----------------
 Net income                                   $ 1,751            $ 1,201              $ 4,738            $ 2,737
                                     =================  =================    =================  =================

ABOUT VASCO: VASCO designs, develops, markets and supports patented user authentication products for the financial world, remote access, e-business and e-commerce. VASCO's user authentication software is delivered via its Digipass hardware and software security products. With approximately 19 million Digipass products sold and delivered, VASCO has established itself as a world-leader for strong user authentication with more than 400 international financial institutions and 2,000 blue-chip corporations and governments located in more than 100 countries.

Forward Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

For more information contact:
Jochem Binst, +32 2 456 9810, jbinst@vasco.com







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